Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month Period Ended March 31, 2015

HUNTERSVILLE, NC, May 18, 2015—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the three-month period ended March 31, 2015.  “The Lime Energy team delivered on several of our goals in the first quarter of 2015 - strong financial performance and the completion of a major acquisition,” said Adam Procell, Lime’s President & CEO. “Our YTD sales performance has been strong, integration is going well and the market prospects are bright for a company that is consistently delivering energy efficiency cost effectively.”

Results for the three-month period ended March 31, 2015:

•                  Consolidated revenue from continuing operations increased $6.0 million, or 49.0% to $18.3 million.

•                  Gross profit increased $1.8 million, or 47.5%, to $5.5 million.  The gross profit margin decreased slightly from 30.4% to 30.1%.

•                  Selling, general and administrative expense increased $896 thousand, or 18.2% to $5.8 million.  SG&A expense for the first quarter included $127 thousand of legal expenses related to the restatement, stockholder lawsuits and SEC investigation, compared to $289 thousand in the year-earlier period. When adjusted for these charges, SG&A expense increased by $1.1 million or 22.9%.

•                  First quarter 2015 expense also included $694 thousand of acquisition costs related to the purchase of EnerPath, International Holding Company (“EnerPath”)

•                  First quarter 2015 expense also included $2.2 million of interest expense, extinguishment of debt and loss from change in derivative liability.

•                  The loss from continuing operations increased $2.1 million, or 181.7%, to $3.3 million.

•                  The loss from discontinued operations increased $60 thousand, or 2000.0%, to $63 thousand.

•                  The net loss increased $931 thousand, or 79.7%, to $2.1 million.

•                  The basic and diluted loss per share from continuing operations declined $0.47 to $0.24 from $0.71.  The loss per share from discontinued operations declined $0.01 to $0.01 from $0.00.  The total net loss per share declined $0.46 to $0.25 from $0.71.  The one-time expenses related to the restatement, stockholder lawsuits and SEC investigation and the acquisition of EnerPath contributed $0.09 and $0.08 to the basic and diluted loss per share from continuing operations and the total net loss per share for the three-month periods ended March 31, 2015 and 2014, respectively.

•                  The adjusted EBITDA loss increased $1.2 million, or 132.9%, to $2.0 million from $867 thousand.  Excluding expenses related to the restatement, stockholder lawsuits and SEC investigation and one-time costs related to the acquisition of EnerPath and the extinguishment of debt, the adjusted EBITDA loss declined $800 thousand to income of $222 thousand from a loss of $578 thousand.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  On March 23, 2015, Lime Energy, Co. acquired EnerPath, International Holding Co., creating a national platform for delivering energy efficiency to mass market customers (small businesses and residential)

•                  Added six new utility programs, Lime now serves 12 of the nation’s 25 largest utilities, exclusively engaging more than 1.4 million small business customers with energy efficiency services.

•                  Nearly doubled staff, now over 260 Team Members, including more than 150 outside salespeople engaging small business customers daily.

•                  Completed comprehensive sales training sessions across the US for all energy services representatives (ESRs).

•                  On a proforma combined basis through April, Lime and EnerPath YTD program sales are $40.5 million, versus $29.8 million for the same period in 2014, an improvement of 36%.

•                  On a proforma combined basis through April, Lime and EnerPath YTD program installs are $40.5 million, versus $27.9 million for the same period in 2014, an improvement of 45%.

•                  On April 23, 2015, Lime completed the issuance of $11.75 million of convertible debt to Bison Capital, to support the EnerPath acquisition.

•                  AEP Ohio awarded Lime Energy a 2-year contract extension worth $5 million

•                  Created and filled the position of Director of Human Capital, to lead all Lime Energy initiatives with respect to our greatest asset, our people.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended
	March 31,		Change
	2015	2014	$	%

Revenue	$18,299	$12,280	$6,019	49.0%
Cost of sales	12,800	8,551	4,249	49.7%
Gross profit	5,499	3,729	1,770	47.5%

Selling, general and administrative expenses	5,806	4,910	896	18.2%
Acquisition costs	694	—	694	0.0%
Amortization of intangibles	31	—	31	0.0%
Operating loss	(1,032)	(1,181)	149	-12.6%

Other income (expense), net	(2,250)	16	(2,266)	-14162.5%

Loss from continuing operations before income taxes	(3,282)	(1,165)	(2,117)	181.7%

Income tax benefit	1,246	—	1,246	0.0%

Loss from continuing operations	(2,036)	(1,165)	(871)	74.8%

Loss from operation of discontinued business	(63)	(3)	(60)	2000.0%

Net loss	$(2,099)	$(1,168)	$(931)	79.7%

Basic and Diluted Loss Per Common Share From
Continuing operations	(0.24)	(0.71)	0.47	-66.2%
Discontinued operations	(0.01)	—	(0.01)	0.0%
Total	$(0.25)	$(0.71)	$0.46	-64.8%

Weighted Average Common Shares Outstanding	9,503	3,725

Adjusted EBITDA	$(2,019)	$(867)	$(1,152)	132.9%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, and one-time costs related to the acquisition of EnerPath, in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended
	March 31,
	2015	2014

Net loss	(2,099)	(1,168)

Interest expense, net	25	(16)
Depreciation & amortization	208	188
Income tax benefit	(1,246)	—
EBITDA	(3,112)	(996)

Share based compensation	225	126
(Income) loss from operation of discontinued business	63	3
Loss from change in derivative liability	805	—

Adjusted EBITDA	$(2,019)	$(867)

Costs related to restatement activities and defense of stockholder lawsuits	127	289
Acquistion costs	694	—
Extinguishment of debt	1,420	—
One-time Costs	2,241	289

Adjusted EBITDA excluding one-time cost	$222	$(578)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for utilities’ small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month period ended March 31, 2015, is available in the Company’s Form 10-Q, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The company will hold a conference call with investors on Monday, May 18, 2015, at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-866-543-6403 and entering passcode 46106223. International callers can dial 1-617-213-8896 and use the same passcode.

The live call can also be accessed through Lime Energy’s Investor Relations section of its website http://www.lime-energy.com/investors/.

The webcast is also being distributed through the Thomson Reuters StreetEvents Network. Institutional investors can access the call via Thomson Reuters’ StreetEvents (www.streetevents.com), a password-protected event management site. Individual investors can listen through LIME Energy’s Investor Relations section.

Lime Energy Investor Relations

Colleen Brennan

(704) 892-4442

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.